UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Employment Agreement with G. Edward Evans, Chief Executive Officer

As previously announced by Inteliquent, Inc. (the “Company”), G. Edward Evans will be departing as the Company’s Chief Executive Officer in connection with the upcoming expiration of the employment agreement dated April 1, 2011 between the Company and Mr. Evans (as amended, the “Employment Agreement”). The term of the Employment Agreement expires on March 31, 2015, although, as also previously announced, it was anticipated that Mr. Evans would continue to act as the Company’s Chief Executive Officer beyond such date during a search for his successor.

On March 20, 2015 the Company and Mr. Evans entered into an interim employment agreement effective as of April 1, 2015 (the “Interim Employment Agreement”). Under the Interim Employment Agreement, Mr. Evans will continue to serve as the Company’s Chief Executive Officer on an interim basis during a term that commences on April 1, 2015 and expires the earlier of: (a) thirty (30) days after Mr. Evans delivers a notice of termination to the Company; (b) up to thirty (30) days after the Company delivers a notice of termination to Mr. Evans; or (c) September 1, 2015 (the “Interim Employment Period”).

The Interim Employment Agreement provides for an annual salary of $1,029,600 and no discretionary annual incentive cash bonus. The Company will continue to reimburse Mr. Evans for reasonable costs incurred in connection with Mr. Evans’ travel between Oklahoma City, Oklahoma and Chicago, Illinois during the Interim Employment Period, including reasonable travel, lodging and meal expenses.

Upon the termination of the Interim Employment Period, the Company will be obligated to pay to Mr. Evans any unpaid base salary through the date of termination, any accrued vacation pay and severance equal to twelve months’ base salary at the annual salary rate of $514,800. In addition, upon the termination of the Interim Employment Period, any unvested equity awards received by Mr. Evans that would have vested within eighteen (18) months of the termination date of the Interim Employment Agreement will become immediately vested on the day after such termination date. Any stock option awards that become vested pursuant to the Interim Employment Agreement will expire six (6) months after the termination date. The foregoing severance obligations are subject to Mr. Evans executing a general release in favor of the Company. In addition, through the first anniversary of the end date of Mr. Evans’ employment, Mr. Evans will be prohibited from directly or indirectly competing with the Company.

A copy of Mr. Evans’s Interim Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of Mr. Evans’s Interim Employment Agreement does not purport to be complete and is qualified by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Interim Employment Agreement dated March 20, 2015 by and between the Company and G. Edward Evans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

By:	/s/ Kurt J. Abkemeier
Name:	Kurt J. Abkemeier
Title:	Chief Financial Officer and Executive Vice President

Date: March 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Interim Employment Agreement dated March 20, 2015 by and between the Company and G. Edward Evans.